SYSCO REPORTS SECOND QUARTER RESULTS

HOUSTON, January 31, 2023 - Sysco Corporation (NYSE: SYY) (“Sysco” or the “company”) today announced financial results for its 13-week second fiscal quarter ended December 31, 2022.

Key financial results for the second quarter of fiscal year 2023 include:
•Sales increased 13.9% versus the same period in fiscal year 2022;
•U.S. Foodservice volume increased 5.2% versus the same period in fiscal year 2022;
•Gross profit increased 15.9% to $3.3 billion, as compared to the same period last year;
•Operating income increased 44.0% to $640.6 million, and adjusted1 operating income increased to $682.1 million, as compared to the same period last year;
•Earnings before interest, taxes, depreciation and amortization (“EBITDA”) decreased 22.6% to $500.5 million, and adjusted EBITDA increased 23.9% to $831.3 million, in each case as compared to the same period last year.2 During the quarter, GAAP earnings included a pension liability transfer, resulting in a non-cash charge of $315.4 million;
•Earnings per share (“EPS”)3 decreased 15.2% to $0.28, as compared to $0.33 in the same period last year. Adjusted1 EPS increased 40.4% to $0.80, as compared to $0.57 in the same period last year; and
•Net Debt to adjusted EBITDA4 of 3.0x times and returned over $249 million of capital to shareholders.

“Sysco results this quarter included double-digit top-line and bottom-line growth, ongoing market share gains and continued advancement of our Recipe For Growth strategy. This includes improvements in our digital tools, supply chain investments, and sales and merchandising initiatives. We remain fully staffed, and we are resolute on continuing to drive profitable share gains and operating efficiency improvements in the second half of the year,” said Kevin Hourican, Sysco’s President and Chief Executive Officer.

“We achieved solid financial results for the second quarter, including strong top-line growth and expanded gross profit dollar growth. Sequential improvements in operating expense helped drive meaningful profit growth. We remain focused on exceeding our customers’ expectations, while continuing to manage costs, and anticipate seeing additional benefit from our Recipe For Growth strategy in the second half of this fiscal year and into next fiscal year,” said Neil Russell, Sysco’s Interim Chief Financial Officer.

1 Adjusted financial results, including adjusted operating expense, adjusted operating income (loss), adjusted other expense (income), adjusted earnings per share (EPS) and adjusted EBITDA, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring costs, transformational project costs, adjustments to our bad debt reserve specific to aged receivables existing prior to the COVID-19 pandemic and adjustments to a product return allowance related to COVID-related personal protection equipment inventory. Specific to adjusted EPS, this year’s Certain Items include a pension settlement charge that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer. Last year’s Certain Items include the impact of losses on the extinguishment of long-term debt and an increase in reserves for uncertain tax positions.
2 EBITDA and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
3 Earnings per share (EPS) are shown on a diluted basis, unless otherwise specified.
4 Net debt to adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our net debt to adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of adjusted EBITDA.

Second Quarter Fiscal Year 2023 Results

Total Sysco

Sales for the second quarter were $18.6 billion, an increase of 13.9% compared to the same period last year.

Gross profit increased 15.9% to $3.3 billion, and gross margin increased 29 basis points to 18.0%, compared in each case to the same period last year. Product cost inflation was 8.3% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the dairy, fresh produce and frozen food categories. The increase in gross profit for the second quarter was primarily driven by higher volumes, as well as continued progress with effective management of product cost inflation and our partnership growth management initiatives.

Operating expenses increased $262.7 million, or 10.7%, compared to the same period last year, driven by increased volumes, cost inflation, operational pressures from the operating environment and our planned investments to drive our transformation initiatives. Adjusted operating expenses increased $272.1 million, or 11.4%, compared to the same period last year.

Operating income was $640.6 million, an increase of $195.7 million, or 44.0%, compared to the same period last year. Adjusted operating income was $682.1 million, an increase of $186.4 million compared to the same period last year.

Other expense (income), net was $330.1 million, and included a pension liability transfer, resulting in a non-cash charge of $315.4 million. Adjusted other expense (income), net was $15.2 million, an increase of $25.9 million, compared to the same period last year, primarily due to increased pension expenses.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment generated strong sales growth, overall share gains and improved profitability.

Sales for the second quarter were $13.1 billion, an increase of 13.7% compared to the same period last year. Local case volume within U.S. Foodservice grew 3.2% for the second quarter, while total case volume within U.S. Foodservice grew 5.2%, in each case as compared to the same period last year.

Gross profit increased 16.5% to $2.5 billion, and gross margin increased 45 basis points to 19.1%, compared in each case to the same period last year.

Operating expenses increased $249.7 million, or 17.1%, compared to the same period last year. Adjusted operating expenses increased $247.6 million, or 17.0%, compared to the same period last year.

Operating income increased 15.4% to $781.0 million, an increase of $104.1 million compared to the same period last year. Adjusted operating income increased 15.5% to $790.9 million, an increase of $106.2 million compared to the same period last year.

International Foodservice Operations

The International Foodservice Operations segment continued to deliver positive results, with strong sales and significant profit growth.

Sales for the second quarter were $3.3 billion, an increase of 17.0% compared to the same period last year. On a constant currency basis5, sales for the second quarter were $3.6 billion, an increase of 28.6%
5 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

compared to the same period last year. Foreign exchange rates decreased both International Foodservice Operations sales by 11.6% and total Sysco sales by 2.1% during the quarter.

Gross profit increased 10.3% to $624.5 million, and gross margin decreased 115 basis points to 19.0%, compared in each case to the same period last year. On a constant currency basis5, gross profit increased 22.0% to $690.3 million. Foreign exchange rates decreased both International Foodservice Operations gross profit by 11.7% and total Sysco gross profit by 2.3% during the quarter.

Operating expenses increased $11.9 million, or 2.1%, compared to the same period last year. Adjusted operating expenses increased $19.5 million, or 3.7%, compared to the same period last year. On a constant currency basis5, adjusted operating expenses increased $80.8 million, or 15.3%, compared to the same period last year. Foreign exchange rates decreased both International Foodservice Operations operating expenses by 11.6% and total Sysco operating expenses by 2.8% during the quarter.

Operating income was $57.4 million, an improvement of $46.6 million compared to the same period last year. Adjusted operating income increased $39.0 million compared to the same period last year. On a constant currency basis5, adjusted operating income was $83.3 million, an increase of $43.6 million compared to the same period last year. Foreign exchange rates decreased both International Foodservice Operations operating income by $4.6 million and total Sysco operating income by $0.9 million during the quarter.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $500.3 million and approximately $11.1 billion of debt outstanding.

During the first 26 weeks of fiscal 2023, Sysco returned $766.0 million to shareholders via $267.7 million of share repurchases and $498.3 million of dividends.

Cash flow from operations was $503.5 million for the first 26 weeks of fiscal 2023, which was an increase of $126.4 million over the prior year period.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 26 weeks of fiscal 2023 were $284.2 million.

Free cash flow6 for the first 26 weeks of fiscal 2023 was $219.3 million, which was an increase of $18.2 million over the prior year period.
6 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP financial measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s second quarter fiscal 2023 financial results on Tuesday, January 31, 2023, at 10:00 a.m. Eastern Daylight Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended		26-Week Period Ended

Financial Comparison:	December 31, 2022	Change	December 31, 2022	Change
GAAP:
Sales	$18.6 billion	13.9%	$37.7 billion	15.1%
Gross profit	$3.3 billion	15.9%	$6.8 billion	16.6%
Gross Margin	18.0%	29 bps	18.1%	24 bps
Operating expenses	$2.7 billion	10.7%	$5.5 billion	14.1%
Operating Income	$640.6 million	44.0%	$1.4 billion	27.7%
Operating Margin	3.5%	72 bps	3.7%	37 bps
Net Earnings	$141.2 million	-15.7%	$606.8 million	11.2%
Diluted Earnings Per Share	$0.28	-15.2%	$1.19	12.3%

Non-GAAP (1):
Gross profit	$3.3 billion	15.9%	$6.8 billion	16.6%
Gross Margin	18.0%	29 bps	18.1%	23 bps
Operating Expenses	$2.7 billion	11.4%	$5.4 billion	15.0%
Operating Income	$682.1 million	37.6%	$1.5 billion	23.0%
Operating Margin	3.7%	63 bps	3.9%	25 bps
EBITDA	$500.5 million	-22.6%	$1.4 billion	-4.1%
Adjusted EBITDA	$831.3 million	23.9%	$1.7 billion	14.7%
Net Earnings	$407.9 million	39.7%	$900.5 million	24.8%
Diluted Earnings Per Share (2)	$0.80	40.4%	$1.76	25.7%

Case Growth:
U.S. Foodservice	5.2%		6.3%
Local	3.2%		4.3%

Sysco Brand Sales as a % of Cases:
U.S. Broadline	37.1%	65 bps	37.2%	57 bps
Local	46.4%	157 bps	46.6%	153 bps
Note:
(1) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2) Individual components in the table above may not sum to the totals due to the rounding.
NM represents that the percentage change is not meaningful.

Forward-Looking Statements
Statements made in this press release or in our earnings call for the second quarter of fiscal year 2023 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include statements concerning: the effect, impact, potential duration or other implications of the COVID-19 pandemic and any expectations we may have with respect thereto; our expectations regarding future improvements in productivity; our belief that improvements in our organizational capabilities will deliver compelling outcomes in future periods; our expectations regarding improvements in international volume; our expectations that our transformational agenda will drive long-term growth; our expectations regarding the continuation of an inflationary environment; our expectations regarding improvements in the efficiency of our supply chain; our expectations regarding the impact of our Recipe for Growth strategy and the pace of progress in implementing the initiatives under that strategy; our expectations regarding Sysco’s ability to outperform the market in future periods; our expectations that our strategic priorities will enable us to grow faster than the market; our expectations regarding our efforts to reduce overtime rates and the incremental investments in hiring; our expectations regarding the expansion of our driver academy and our belief that the academy will enable us to provide upward career path mobility for our warehouse colleagues and improve colleague retention; our expectations regarding the benefits of the six-day delivery and last mile distribution models; our plans to improve the capabilities of our sales team; our expectations regarding the impact of our growth initiatives and their ability to enable Sysco to consistently outperform the market; our expectations regarding the impact of the Concord Foods acquisition on our business; our expectations regarding our ability to grow faster than the total market in fiscal 2023 and to exceed our growth target by the end of fiscal 2024; our ability to deliver against our strategic priorities; economic trends in the United States and abroad; our belief that there is further opportunity for profit in the future; our future growth, including growth in sales and earnings per share; our expectations regarding profits and sales in fiscal 2023; the pace of implementation of our business transformation initiatives; our expectations regarding our balanced approach to capital allocation and rewarding our shareholders; our plans to improve colleague retention, training and productivity; our belief that our Recipe for Growth transformation is creating capabilities that will help us profitably grow for the long term; our expectations regarding our long-term financial outlook; our expectations of the effects labor harmony will have on sales and case volume, as well as mitigation expenses; our expectations for customer acquisition in the local/street space; our expectations regarding the effectiveness of our GSC expense control measures; our expectations regarding the growth and resilience of our Food Away From Home market; and our expectations regarding additional improvements from snap-back costs and productivity expenses during the fiscal third quarter.

It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Sysco’s control. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Report on Form 10-K for the year ended July 2, 2022, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 71,000 colleagues, the company operates 333 distribution facilities worldwide and serves approximately 700,000 customer locations. For fiscal year 2022 that ended July 2, 2022, the company generated sales of more than $68 billion. Information about our Sustainability program, including Sysco’s 2022 Sustainability Report and 2022 Diversity, Equity & Inclusion Report, can be found at www.sysco.com.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoFoods. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (Unaudited) (In Thousands, Except for Share and Per Share Data)
	Quarter Ended		Year Ended
	Dec. 31, 2022	Jan. 1, 2022	Dec. 31, 2022	Jan. 1, 2022

Sales	$18,593,953	$16,320,203	$37,720,783	$32,776,749
Cost of sales	15,244,337	13,429,053	30,882,312	26,913,891
Gross profit	3,349,616	2,891,150	6,838,471	5,862,858
Operating expenses	2,708,974	2,446,241	5,463,496	4,786,267
Operating income	640,642	444,909	1,374,975	1,076,591
Interest expense	132,042	242,899	256,192	371,113
Other expense (income), net (1)	330,124	(10,676)	345,405	(13,928)
Earnings before income taxes	178,476	212,686	773,378	719,406
Income taxes	37,260	45,245	166,594	173,952
Net earnings	$141,216	$167,441	$606,784	$545,454

Net earnings:
Basic earnings per share	$0.28	$0.33	$1.20	$1.07
Diluted earnings per share	0.28	0.33	1.19	1.06

Average shares outstanding	507,609,696	511,044,400	507,594,137	511,780,234
Diluted shares outstanding	510,145,794	514,574,889	510,264,473	515,178,910

(1)	Sysco’s second quarter of fiscal 2023 included a charge for $315.4 million in other expense related to pension settlement charges.

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (Unaudited) (In Thousands, Except for Share Data)
	Dec. 31, 2022	Jul. 2, 2022
ASSETS
Current assets
Cash and cash equivalents	$500,340	$867,086
Accounts receivable, less allowances of $84,646 and $70,790	4,907,836	4,838,912
Inventories	4,661,516	4,437,498
Prepaid expenses and other current assets	300,513	303,789
Income tax receivable	25,801	35,934
Total current assets	10,396,006	10,483,219
Plant and equipment at cost, less accumulated depreciation	4,562,435	4,456,420
Other long-term assets
Goodwill	4,576,898	4,542,315
Intangibles, less amortization	911,196	952,683
Deferred income taxes	435,183	377,604
Operating lease right-of-use assets, net	708,535	723,297
Other assets	496,978	550,150
Total other long-term assets	7,128,790	7,146,049
Total assets	$22,087,231	$22,085,688

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,420,422	$5,752,958
Accrued expenses	2,128,945	2,270,753
Accrued income taxes	33,017	40,042
Current operating lease liabilities	104,070	105,690
Current maturities of long-term debt	702,067	580,611
Total current liabilities	8,388,521	8,750,054
Long-term liabilities
Long-term debt	10,349,913	10,066,931
Deferred income taxes	232,444	250,171
Long-term operating lease liabilities	633,824	636,417
Other long-term liabilities	1,012,634	967,907
Total long-term liabilities	12,228,815	11,921,426
Commitments and contingencies
Noncontrolling interest	33,306	31,948
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175
Paid-in capital	1,774,141	1,766,305
Retained earnings	10,649,338	10,539,722
Accumulated other comprehensive loss	(1,324,788)	(1,482,054)
Treasury stock at cost, 257,846,972 and 256,531,543 shares	(10,427,277)	(10,206,888)
Total shareholders’ equity	1,436,589	1,382,260
Total liabilities and shareholders’ equity	$22,087,231	$22,085,688

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (Unaudited) (In Thousands)
	Year Ended
	Dec. 31, 2022	Jan. 1, 2022
Cash flows from operating activities:
Net earnings	$606,784	$545,454
Adjustments to reconcile net earnings to cash provided by operating activities:
Pension settlement charge	315,354	—
Share-based compensation expense	52,679	60,254
Depreciation and amortization	378,949	377,763
Operating lease asset amortization	55,884	54,856
Amortization of debt issuance and other debt-related costs	10,315	11,014
Deferred income taxes	(123,187)	(72,892)
Provision for losses on receivables	9,732	1,508
Loss on extinguishment of debt	—	115,603
Other non-cash items	11,525	1,103
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(87,190)	(385,179)
Increase in inventories	(222,650)	(357,908)
Increase in prepaid expenses and other current assets	(8,915)	(12,560)
(Decrease) increase in accounts payable	(390,124)	83,214
(Decrease) increase in accrued expenses	(62,779)	95,388
Decrease in operating lease liabilities	(57,234)	(65,123)
Increase (decrease) in accrued income taxes	3,108	(111,227)
Decrease (increase) in other assets	22,156	(4,255)
(Decrease) increase in other long-term liabilities	(10,941)	40,034
Net cash provided by operating activities	503,466	377,047
Cash flows from investing activities:
Additions to plant and equipment	(309,664)	(181,374)
Proceeds from sales of plant and equipment	25,493	5,450
Acquisition of businesses, net of cash acquired	(37,699)	(769,658)
Purchase of marketable securities	(14,019)	(18,539)
Proceeds from sales of marketable securities	11,641	16,648
Other investing activities (1)	4,840	6,651
Net cash used for investing activities	(319,408)	(940,822)
Cash flows from financing activities:
Bank and commercial paper borrowings, net	155,000	—
Other debt borrowings including senior notes	140,024	1,249,995
Other debt repayments including senior notes	(57,270)	(23,050)
Redemption premiums and repayments for senior notes	—	(1,395,668)
Debt issuance costs	—	(15,547)
Cash received from termination of interest rate swap agreements	—	23,127
Proceeds from stock option exercises	47,339	36,083
Stock repurchases	(267,727)	(415,824)
Dividends paid	(498,323)	(481,386)
Other financing activities (2)	(46,517)	(5,297)
Net cash used for financing activities	(527,474)	(1,027,567)
Effect of exchange rates on cash, cash equivalents and restricted cash	(2,314)	(10,868)
Net decrease in cash and cash equivalents (3)	(345,730)	(1,602,210)
Cash, cash equivalents and restricted cash at beginning of period	931,376	3,037,100
Cash, cash equivalents and restricted cash at end of period (3)	$585,646	$1,434,890
Supplemental disclosures of cash flow information:
Cash paid during the period for:

Interest	$244,530	$258,436
Income taxes, net of refunds	289,413	342,628

(1)	Change primarily includes proceeds from the settlement of corporate-owned life insurance policies.
(2)	Change includes cash paid for shares withheld to cover taxes, settlement of interest rate hedges and other financing activities.
(3)	Change includes restricted cash included within other assets in the Consolidated Balance Sheet.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

Our discussion of our results includes certain non-GAAP financial measures, such as EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than free cash flow and EBITDA, any non-GAAP financial measures will be denoted as adjusted measures to remove the impact of: (1) restructuring and transformational project costs consisting of: (a) restructuring charges, (b) expenses associated with our various transformation initiatives and (c) facility closure and severance charges; (2) acquisition-related costs consisting of: (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions; and (3) the reduction of bad debt expense previously recognized in fiscal 2020 due to the impact of the COVID-19 pandemic on the collectability of our pre-pandemic trade receivable balances. Our results for fiscal 2023 were also impacted by adjustments to a product return allowance related to COVID-related personal protection equipment inventory and a pension settlement charge that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer. Our results for fiscal 2022 were also impacted by debt extinguishment costs and an increase in reserves for uncertain tax positions.

The results of our foreign operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our total Sysco and our International Foodservice Operations results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these Certain Items and presenting its International Foodservice Operations results on a constant currency basis, provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal 2023 and fiscal 2022.

Set forth below is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add up to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Thousands, Except for Share and Per Share Data)
	13-Week Period Ended Dec. 31, 2022	13-Week Period Ended Jan. 1, 2022	Change in Dollars	% Change
Sales (GAAP)	$18,593,953	$16,320,203	$2,273,750	13.9%
Impact of currency fluctuations (1)	332,426	—	332,426	2.1
Comparable sales using a constant currency basis (Non-GAAP)	$18,926,379	$16,320,203	$2,606,176	16.0%

Cost of sales (GAAP)	$15,244,337	$13,429,053	$1,815,284	13.5%

Gross profit (GAAP)	$3,349,616	$2,891,150	$458,466	15.9%
Impact of currency fluctuations (1)	67,898	—	67,898	2.3
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,417,514	$2,891,150	$526,364	18.2%

Gross margin (GAAP)	18.01%	17.72%		29 bps
Impact of currency fluctuations (1)	0.05	—		5 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.06%	17.72%		34 bps

Operating expenses (GAAP)	$2,708,974	$2,446,241	$262,733	10.7%
Impact of restructuring and transformational project costs (2)	(14,388)	(23,469)	9,081	38.7
Impact of acquisition-related costs (3)	(28,960)	(33,732)	4,772	14.1
Impact of bad debt reserve adjustments (4)	1,923	6,438	(4,515)	(70.1)
Operating expenses adjusted for Certain Items (Non-GAAP)	2,667,549	2,395,478	272,071	11.4
Impact of currency fluctuations (1)	66,976	—	66,976	2.8
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,734,525	$2,395,478	$339,047	14.2%

Operating expense as a percentage of sales (GAAP)	14.57%	14.99%		-42 bps
Impact of certain item adjustments	(0.22)	(0.31)		9 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.35%	14.68%		-33 bps

Operating income (GAAP)	$640,642	$444,909	$195,733	44.0%
Impact of restructuring and transformational project costs (2)	14,388	23,469	(9,081)	(38.7)
Impact of acquisition-related costs (3)	28,960	33,732	(4,772)	(14.1)
Impact of bad debt reserve adjustments (4)	(1,923)	(6,438)	4,515	70.1
Operating income adjusted for Certain Items (Non-GAAP)	682,067	495,672	186,395	37.6
Impact of currency fluctuations (1)	922	—	922	0.2
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$682,989	$495,672	$187,317	37.8%

Operating margin (GAAP)	3.45%	2.73%		72 bps
Operating margin adjusted for Certain Items (Non-GAAP)	3.67%	3.04%		63 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	3.61%	3.04%		57 bps

Interest expense (GAAP)	$132,042	$242,899	$(110,857)	(45.6)%
Impact of loss on extinguishment of debt	—	(115,603)	115,603	NM
Interest expense adjusted for Certain Items (Non-GAAP)	$132,042	$127,296	$4,746	3.7%

Other expense (income) (GAAP)	$330,124	$(10,676)	$340,800	NM
Impact of other non-routine gains and losses (5)	(314,878)	—	(314,878)	NM

Other expense (income) adjusted for Certain Items (Non-GAAP)	$15,246	$(10,676)	$25,922	NM

Net earnings (GAAP)	$141,216	$167,441	$(26,225)	(15.7)%
Impact of restructuring and transformational project costs (2)	14,388	23,469	(9,081)	(38.7)
Impact of acquisition-related costs (3)	28,960	33,732	(4,772)	(14.1)
Impact of bad debt reserve adjustments (4)	(1,923)	(6,438)	4,515	70.1
Impact of loss on extinguishment of debt	—	115,603	(115,603)	NM
Impact of other non-routine gains and losses (5)	314,878	—	314,878	NM
Tax impact of restructuring and transformational project costs (6)	(3,618)	(5,897)	2,279	38.6
Tax impact of acquisition-related costs (6)	(7,283)	(8,475)	1,192	14.1
Tax impact of bad debt reserves adjustments (6)	484	1,617	(1,133)	(70.1)
Tax impact of loss on extinguishment of debt (6)	—	(29,111)	29,111	NM
Tax impact of other non-routine gains and losses (6)	(79,185)	—	(79,185)	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$407,917	$291,941	$115,976	39.7%

Diluted earnings per share (GAAP)	$0.28	$0.33	$(0.05)	(15.2)%
Impact of restructuring and transformational project costs (2)	0.03	0.05	(0.02)	(40.0)
Impact of acquisition-related costs (3)	0.06	0.07	(0.01)	(14.3)
Impact of bad debt reserve adjustments (4)	—	(0.01)	0.01	NM
Impact of loss on extinguishment of debt	—	0.22	(0.22)	NM
Impact of other non-routine gains and losses (5)	0.62	—	0.62	NM
Tax impact of restructuring and transformational project costs (6)	(0.01)	(0.01)	—	—
Tax impact of acquisition-related costs (6)	(0.01)	(0.02)	0.01	50.0
Tax impact of loss on extinguishment of debt (6)	—	(0.06)	0.06	NM
Tax impact of other non-routine gains and losses (6)	(0.16)	—	(0.16)	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (7)	$0.80	$0.57	$0.23	40.4%

Diluted shares outstanding	510,145,794	514,574,889

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2023 includes $5 million related to restructuring, severance, and facility closure charges and $9 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2022 includes $12 million related to restructuring, severance, and facility closure charges and $12 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy
(3)	Fiscal 2023 includes $26 million of intangible amortization expense and $3 million in acquisition and due diligence costs. Fiscal 2022 includes $27 million of intangible amortization expense and $7 million in acquisition and due diligence costs.
(4)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)
Fiscal 2023 primarily represents a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer.

(6)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(7)	Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Thousands, Except for Share and Per Share Data)
	26-Week Period Ended Dec. 31, 2022	26-Week Period Ended Jan. 1, 2022	Change in Dollars	% Change
Sales (GAAP)	$37,720,783	$32,776,749	$4,944,034	15.1%
Impact of currency fluctuations (1)	651,588	—	651,588	2.0
Comparable sales using a constant currency basis (Non-GAAP)	$38,372,371	$32,776,749	$5,595,622	17.1%

Cost of sales (GAAP)	$30,882,312	$26,913,891	$3,968,421	14.7%
Impact of inventory valuation adjustment (2)	2,571	—	2,571	0.1
Cost of sales adjusted for Certain Items (Non-GAAP)	$30,884,883	$26,913,891	$3,970,992	14.8%

Gross profit (GAAP)	$6,838,471	$5,862,858	$975,613	16.6%
Impact of inventory valuation adjustment (2)	(2,571)	—	(2,571)	—
Comparable gross profit adjusted for Certain Items (Non-GAAP)	6,835,900	5,862,858	973,042	16.6
Impact of currency fluctuations (1)	140,932	—	140,932	2.4
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$6,976,832	$5,862,858	$1,113,974	19.0%

Gross margin (GAAP)	18.13%	17.89%		24 bps
Impact of inventory valuation adjustment (2)	(0.01)	—		-1 bps
Comparable gross margin adjusted for Certain Items (Non-GAAP)	18.12	17.89		23 bps
Impact of currency fluctuations (1)	0.06	—		6 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.18%	17.89%		29 bps

Operating expenses (GAAP)	$5,463,496	$4,786,267	$677,229	14.1%
Impact of restructuring and transformational project costs (3)	(26,034)	(47,980)	21,946	45.7
Impact of acquisition-related costs (4)	(58,415)	(69,658)	11,243	16.1
Impact of bad debt reserve adjustments (5)	4,515	13,499	(8,984)	(66.6)
Operating expenses adjusted for Certain Items (Non-GAAP)	5,383,562	4,682,128	701,434	15.0
Impact of currency fluctuations (1)	137,670	—	137,670	2.9
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$5,521,232	$4,682,128	$839,104	17.9%

Operating expense as a percentage of sales (GAAP)	14.48%	14.60%		-12 bps
Impact of certain item adjustments	(0.21)	(0.32)		11 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.27%	14.28%		-1 bps

Operating income (GAAP)	$1,374,975	$1,076,591	$298,384	27.7%
Impact of inventory valuation adjustment (2)	(2,571)	—	(2,571)	NM
Impact of restructuring and transformational project costs (3)	26,034	47,980	(21,946)	(45.7)
Impact of acquisition-related costs (4)	58,415	69,658	(11,243)	(16.1)
Impact of bad debt reserve adjustments (5)	(4,515)	(13,499)	8,984	66.6
Operating income adjusted for Certain Items (Non-GAAP)	1,452,338	1,180,730	271,608	23.0
Impact of currency fluctuations (1)	3,262	—	3,262	0.3
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,455,600	$1,180,730	$274,870	23.3%

Operating margin (GAAP)	3.65%	3.28%		37 bps
Operating margin adjusted for Certain Items (Non-GAAP)	3.85%	3.60%		25 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	3.79%	3.60%		19 bps

Interest expense (GAAP)	$256,192	$371,113	$(114,921)	(31.0)%
Impact of loss on extinguishment of debt	—	(115,603)	115,603	NM
Interest expense adjusted for Certain Items (Non-GAAP)	$256,192	$255,510	$682	0.3%

Other expense (income) (GAAP)	$345,405	$(13,928)	$359,333	NM
Impact of other non-routine gains and losses (6)	(314,878)	—	(314,878)	NM
Other expense (income) adjusted for Certain Items (Non-GAAP)	$30,527	$(13,928)	$44,455	NM

Net earnings (GAAP)	$606,784	$545,454	$61,330	11.2%
Impact of inventory valuation adjustment (2)	(2,571)	—	(2,571)	NM
Impact of restructuring and transformational project costs (3)	26,034	47,980	(21,946)	(45.7)
Impact of acquisition-related costs (4)	58,415	69,658	(11,243)	(16.1)
Impact of bad debt reserve adjustments (5)	(4,515)	(13,499)	8,984	66.6
Impact of loss on extinguishment of debt	—	115,603	(115,603)	NM
Impact of other non-routine gains and losses (6)	314,878	—	314,878	NM
Tax impact of inventory valuation adjustment (7)	646	—	646	NM
Tax impact of restructuring and transformational project costs (7)	(6,538)	(12,082)	5,544	45.9
Tax impact of acquisition-related costs (7)	(14,670)	(17,541)	2,871	16.4
Tax impact of bad debt reserves adjustments (7)	1,134	3,399	(2,265)	(66.6)
Tax impact of loss on extinguishment of debt (7)	—	(29,111)	29,111	NM
Tax impact of other non-routine gains and losses (7)	(79,075)	—	(79,075)	NM
Impact of adjustments to uncertain tax positions	—	12,000	(12,000)	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$900,522	$721,861	$178,661	24.8%

Diluted earnings per share (GAAP)	$1.19	$1.06	$0.13	12.3%
Impact of inventory valuation adjustment (2)	(0.01)	—	(0.01)	NM
Impact of restructuring and transformational project costs (3)	0.05	0.09	(0.04)	(44.4)
Impact of acquisition-related costs (4)	0.11	0.14	(0.03)	(21.4)
Impact of bad debt reserve adjustments (5)	(0.01)	(0.03)	0.02	66.7
Impact of loss on extinguishment of debt	—	0.22	(0.22)	NM
Impact of other non-routine gains and losses (6)	0.62	—	0.62	NM
Tax impact of restructuring and transformational project costs (7)	(0.01)	(0.02)	0.01	50.0
Tax impact of acquisition-related costs (7)	(0.03)	(0.03)	—	—
Tax impact of bad debt reserves adjustments (7)	—	0.01	(0.01)	NM
Tax impact of loss on extinguishment of debt (7)	—	(0.06)	0.06	NM
Tax impact of other non-routine gains and losses (7)	(0.15)	—	(0.15)	NM
Impact of adjustments to uncertain tax positions	—	0.02	(0.02)	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (8)	$1.76	$1.40	$0.36	25.7%

Diluted shares outstanding	510,264,473	515,178,910

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2023 represents an adjustment to a product return allowance, related to COVID-related personal protection equipment inventory.
(3)	Fiscal 2023 includes $10 million related to restructuring, severance, and facility closure charges and $16 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2022 includes $28 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy and $20 million related to restructuring charges, severance and facility closure charges.
(4)	Fiscal 2023 includes $52 million of intangible amortization expense and $6 million in acquisition and due diligence costs. Fiscal 2022 includes $48 million of intangible amortization expense and $21 million in acquisition and due diligence costs.
(5)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(6)	Fiscal 2023 primarily represents a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer.
(7)	The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(8)
Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Thousands)
	13-Week Period Ended Dec. 31, 2022	13-Week Period Ended Jan. 1, 2022	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$13,077,054	$11,498,155	$1,578,899	13.7%
Gross profit (GAAP)	2,493,089	2,139,278	353,811	16.5%
Gross margin (GAAP)	19.06%	18.61%		45 bps

Operating expenses (GAAP)	$1,712,128	$1,462,456	$249,672	17.1%
Impact of restructuring and transformational project costs	(92)	(16)	(76)	NM
Impact of acquisition-related costs (1)	(11,514)	(13,131)	1,617	12.3
Impact of bad debt reserve adjustments (2)	1,658	5,249	(3,591)	(68.4)
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,702,180	$1,454,558	$247,622	17.0%

Operating income (GAAP)	$780,961	$676,822	$104,139	15.4%
Impact of restructuring and transformational project costs	92	16	76	NM
Impact of acquisition-related costs (1)	11,514	13,131	(1,617)	(12.3)
Impact of bad debt reserve adjustments (2)	(1,658)	(5,249)	3,591	68.4
Operating income adjusted for Certain Items (Non-GAAP)	$790,909	$684,720	$106,189	15.5%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,282,411	$2,806,272	$476,139	17.0%
Impact of currency fluctuations (3)	326,054	—	326,054	11.6
Comparable sales using a constant currency basis (Non-GAAP)	$3,608,465	$2,806,272	$802,193	28.6%

Gross profit (GAAP)	$624,460	$565,931	$58,529	10.3%
Impact of currency fluctuations (3)	65,849	—	65,849	11.7
Comparable gross profit using a constant currency basis (Non-GAAP)	$690,309	$565,931	$124,378	22.0%

Gross margin (GAAP)	19.02%	20.17%		-115 bps
Impact of currency fluctuations (3)	0.11	—		11 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	19.13%	20.17%		-104 bps

Operating expenses (GAAP)	$567,075	$555,186	$11,889	2.1%
Impact of restructuring and transformational project costs (4)	(5,588)	(11,621)	6,033	51.9
Impact of acquisition-related costs (5)	(15,935)	(18,475)	2,540	13.7
Impact of bad debt reserve adjustments (2)	265	1,191	(926)	(77.7)
Operating expenses adjusted for Certain Items (Non-GAAP)	545,817	526,281	19,536	3.7
Impact of currency fluctuations (3)	61,228	—	61,228	11.6
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$607,045	$526,281	$80,764	15.3%

Operating income (GAAP)	$57,385	$10,745	$46,640	NM
Impact of restructuring and transformational project costs (4)	5,588	11,621	(6,033)	(51.9)
Impact of acquisition-related costs (5)	15,935	18,475	(2,540)	(13.7)
Impact of bad debt reserve adjustments (2)	(265)	(1,191)	926	77.7
Operating income adjusted for Certain Items (Non-GAAP)	78,643	39,650	38,993	98.3
Impact of currency fluctuations (3)	4,622	—	4,622	NM
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$83,265	$39,650	$43,615	NM

SYGMA
Sales (GAAP)	$1,933,536	$1,771,323	$162,213	9.2%
Gross profit (GAAP)	150,461	136,952	13,509	9.9%
Gross margin (GAAP)	7.78%	7.73%		5 bps

Operating expenses (GAAP)	$143,656	$143,681	$(25)	—%
Operating income (loss) (GAAP)	6,805	(6,729)	13,534	NM

OTHER
Sales (GAAP)	$300,952	$244,453	$56,499	23.1%
Gross profit (GAAP)	77,311	54,809	22,502	41.1%
Gross margin (GAAP)	25.69%	22.42%		327 bps

Operating expenses (GAAP)	$67,430	$54,626	$12,804	23.4%
Impact of bad debt reserve adjustments (2)	—	(2)	2	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$67,430	$54,624	$12,806	23.4%

Operating income (GAAP)	$9,881	$183	$9,698	NM
Impact of bad debt reserve adjustments (2)	—	2	(2)	NM
Operating income adjusted for Certain Items (Non-GAAP)	$9,881	$185	$9,696	NM

GLOBAL SUPPORT CENTER
Gross profit (loss) (GAAP)	$4,295	$(5,820)	$10,115	NM

Operating expenses (GAAP)	$218,685	$230,292	$(11,607)	(5.0)%
Impact of restructuring and transformational project costs (6)	(8,708)	(11,832)	3,124	26.4
Impact of acquisition-related costs (7)	(1,511)	(2,126)	615	28.9
Operating expenses adjusted for Certain Items (Non-GAAP)	$208,466	$216,334	$(7,868)	(3.6)%

Operating loss (GAAP)	$(214,390)	$(236,112)	$21,722	9.2%
Impact of restructuring and transformational project costs (6)	8,708	11,832	(3,124)	(26.4)
Impact of acquisition-related costs (7)	1,511	2,126	(615)	(28.9)
Operating loss adjusted for Certain Items (Non-GAAP)	$(204,171)	$(222,154)	$17,983	8.1%

TOTAL SYSCO
Sales (GAAP)	$18,593,953	$16,320,203	$2,273,750	13.9%
Gross profit (GAAP)	3,349,616	2,891,150	458,466	15.9%
Gross margin (GAAP)	18.01%	17.72%		29 bps

Operating expenses (GAAP)	$2,708,974	$2,446,241	$262,733	10.7%
Impact of restructuring and transformational project costs (4) (6)	(14,388)	(23,469)	9,081	38.7
Impact of acquisition-related costs (1) (5) (7)	(28,960)	(33,732)	4,772	14.1
Impact of bad debt reserve adjustments (2)	1,923	6,438	(4,515)	(70.1)
Operating expenses adjusted for Certain Items (Non-GAAP)	$2,667,549	$2,395,478	$272,071	11.4%

Operating income (GAAP)	$640,642	$444,909	$195,733	44.0%
Impact of restructuring and transformational project costs (4) (6)	14,388	23,469	(9,081)	(38.7)
Impact of acquisition-related costs (1) (5) (7)	28,960	33,732	(4,772)	(14.1)
Impact of bad debt reserve adjustments (2)	(1,923)	(6,438)	4,515	70.1

Operating income adjusted for Certain Items (Non-GAAP)	$682,067	$495,672	$186,395	37.6%

(1)	Fiscal 2023 and fiscal 2022 include intangible amortization expense and acquisition costs.
(2)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(7)	Represents due diligence costs.
NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Thousands)
	26-Week Period Ended Dec. 31, 2022	26-Week Period Ended Jan. 1, 2022	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$26,679,536	$23,101,118	$3,578,418	15.5%
Gross profit (GAAP)	5,105,432	4,324,432	781,000	18.1%
Gross margin (GAAP)	19.14%	18.72%		42 bps

Operating expenses (GAAP)	$3,420,643	$2,850,087	$570,556	20.0%
Impact of restructuring and transformational project costs	(44)	(19)	(25)	NM
Impact of acquisition-related costs (1)	(24,100)	(17,785)	(6,315)	(35.5)
Impact of bad debt reserve adjustments (2)	4,250	11,669	(7,419)	(63.6)
Operating expenses adjusted for Certain Items (Non-GAAP)	$3,400,749	$2,843,952	$556,797	19.6%

Operating income (GAAP)	$1,684,789	$1,474,345	$210,444	14.3%
Impact of restructuring and transformational project costs	44	19	25	NM
Impact of acquisition-related costs (1)	24,100	17,785	6,315	35.5
Impact of bad debt reserve adjustments (2)	(4,250)	(11,669)	7,419	63.6
Operating income adjusted for Certain Items (Non-GAAP)	$1,704,683	$1,480,480	$224,203	15.1%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$6,566,146	$5,701,519	$864,627	15.2%
Impact of currency fluctuations (3)	641,505	—	641,505	11.2
Comparable sales using a constant currency basis (Non-GAAP)	$7,207,651	$5,701,519	$1,506,132	26.4%

Gross profit (GAAP)	$1,273,725	$1,155,065	$118,660	10.3%
Impact of currency fluctuations (3)	137,609	—	137,609	11.9
Comparable gross profit using a constant currency basis (Non-GAAP)	$1,411,334	$1,155,065	$256,269	22.2%

Gross margin (GAAP)	19.40%	20.26%		-86 bps
Impact of currency fluctuations (3)	0.18	—		18 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	19.58%	20.26%		-68 bps

Operating expenses (GAAP)	$1,129,132	$1,107,644	$21,488	1.9%
Impact of restructuring and transformational project costs (4)	(9,495)	(21,047)	11,552	54.9
Impact of acquisition-related costs (5)	(31,949)	(37,131)	5,182	14.0
Impact of bad debt reserve adjustments (2)	265	1,831	(1,566)	(85.5)
Operating expenses adjusted for Certain Items (Non-GAAP)	1,087,953	1,051,297	36,656	3.5
Impact of currency fluctuations (3)	125,934	—	125,934	12.0
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,213,887	$1,051,297	$162,590	15.5%

Operating income (GAAP)	$144,593	$47,421	$97,172	NM
Impact of restructuring and transformational project costs (4)	9,495	21,047	(11,552)	(54.9)
Impact of acquisition-related costs (5)	31,949	37,131	(5,182)	(14.0)
Impact of bad debt reserve adjustments (2)	(265)	(1,831)	1,566	85.5
Operating income adjusted for Certain Items (Non-GAAP)	185,772	103,768	82,004	79.0
Impact of currency fluctuations (3)	11,675	—	11,675	11.3
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$197,447	$103,768	$93,679	90.3%

SYGMA
Sales (GAAP)	$3,866,993	$3,475,356	$391,637	11.3%
Gross profit (GAAP)	304,354	275,109	29,245	10.6%
Gross margin (GAAP)	7.87%	7.92%		-5 bps
Operating expenses (GAAP)	$292,078	$284,285	$7,793	2.7%
Operating income (loss) (GAAP)	12,276	(9,176)	21,452	NM

OTHER
Sales (GAAP)	$608,108	$498,756	$109,352	21.9%
Gross profit (GAAP)	158,149	113,830	44,319	38.9%
Gross margin (GAAP)	26.01%	22.82%		319 bps

Operating expenses (GAAP)	$136,730	$107,191	$29,539	27.6%
Impact of bad debt reserve adjustments (2)	—	(1)	1	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$136,730	$107,190	$29,540	27.6%

Operating income (GAAP)	$21,419	$6,639	$14,780	NM
Impact of bad debt reserve adjustments (2)	—	1	(1)	NM
Operating income adjusted for Certain Items (Non-GAAP)	$21,419	$6,640	$14,779	NM

GLOBAL SUPPORT CENTER
Gross loss (GAAP)	$(3,189)	$(5,578)	$2,389	42.8%
Impact of inventory valuation adjustment (6)	(2,571)	—	(2,571)	NM
Comparable gross loss adjusted for Certain Items (Non-GAAP)	$(5,760)	$(5,578)	$(182)	(3.3)%

Operating expenses (GAAP)	$484,913	$437,060	$47,853	10.9%
Impact of restructuring and transformational project costs (7)	(16,495)	(26,914)	10,419	38.7
Impact of acquisition-related costs (8)	(2,365)	(14,742)	12,377	84.0
Operating expenses adjusted for Certain Items (Non-GAAP)	$466,053	$395,404	$70,649	17.9%

Operating loss (GAAP)	$(488,102)	$(442,638)	$(45,464)	(10.3)%
Impact of inventory valuation adjustment (6)	(2,571)	—	(2,571)	NM
Impact of restructuring and transformational project costs (7)	16,495	26,914	(10,419)	(38.7)
Impact of acquisition-related costs (8)	2,365	14,742	(12,377)	(84.0)
Operating loss adjusted for Certain Items (Non-GAAP)	$(471,813)	$(400,982)	$(70,831)	(17.7)%

TOTAL SYSCO
Sales (GAAP)	$37,720,783	$32,776,749	$4,944,034	15.1%
Gross profit (GAAP)	6,838,471	5,862,858	975,613	16.6%
Gross margin (GAAP)	18.13%	17.89%		24 bps

Operating expenses (GAAP)	$5,463,496	$4,786,267	$677,229	14.1%
Impact of restructuring and transformational project costs (4) (7)	(26,034)	(47,980)	21,946	45.7
Impact of acquisition-related costs (1) (5) (8)	(58,414)	(69,658)	11,244	16.1
Impact of bad debt reserve adjustments (2)	4,515	13,499	(8,984)	(66.6)
Operating expenses adjusted for Certain Items (Non-GAAP)	$5,383,563	$4,682,128	$701,435	15.0%

Operating income (GAAP)	$1,374,975	$1,076,591	$298,384	27.7%
Impact of inventory valuation adjustment (6)	(2,571)	—	(2,571)	NM
Impact of restructuring and transformational project costs (4) (7)	26,034	47,980	(21,946)	(45.7)
Impact of acquisition-related costs (1) (5) (8)	58,414	69,658	(11,244)	(16.1)
Impact of bad debt reserve adjustments (2)	(4,515)	(13,499)	8,984	66.6
Operating income adjusted for Certain Items (Non-GAAP)	$1,452,337	$1,180,730	$271,607	23.0%

(1)	Fiscal 2023 and fiscal 2022 include intangible amortization expense and acquisition costs.
(2)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring, severance and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Fiscal 2023 represents an adjustment to a product return allowance, related to COVID-related personal protection equipment inventory.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.
NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	26-Week Period Ended Dec. 31, 2022	26-Week Period Ended Jan. 1, 2022	26-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$503,466	$377,047	$126,419
Additions to plant and equipment	(309,664)	(181,374)	(128,290)
Proceeds from sales of plant and equipment	25,493	5,450	20,043
Free Cash Flow (Non-GAAP)	$219,295	$201,123	$18,172

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Thousands)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Dec. 31, 2022	13-Week Period Ended Jan. 1, 2022	Change in Dollars	% Change
Net earnings (GAAP)	$141,216	$167,441	$(26,225)	(15.7)%
Interest (GAAP)	132,042	242,899	(110,857)	(45.6)
Income taxes (GAAP)	37,260	45,245	(7,985)	(17.6)
Depreciation and amortization (GAAP)	190,025	191,297	(1,272)	(0.7)
EBITDA (Non-GAAP)	$500,543	$646,882	$(146,339)	(22.6)%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	14,793	23,193	(8,400)	(36.2)
Impact of acquisition-related costs (2)	3,049	7,085	(4,036)	(57.0)
Impact of bad debt reserve adjustments (3)	(1,923)	(6,438)	4,515	70.1
Impact of other non-routine gains and losses (4)	314,878	—	314,878	NM
EBITDA adjusted for Certain Items (Non-GAAP) (5)	$831,340	$670,722	$160,618	23.9%

(1)
Fiscal 2023 and fiscal 2022 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(2)	Fiscal 2023 and fiscal 2022 include acquisition and due diligence costs.
(3)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)	Fiscal 2023 primarily represents a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer.
(5)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $5 million and $1 million or non-cash stock compensation expense of $24 million and $31 million in fiscal 2023 and fiscal 2022, respectively.
NM represents that the percentage change is not meaningful.

	26-Week Period Ended Dec. 31, 2022	26-Week Period Ended Jan. 1, 2022	Change in Dollars	% Change
Net earnings (GAAP)	$606,784	$545,454	$61,330	11.2%
Interest (GAAP)	256,192	371,113	(114,921)	(31.0)
Income taxes (GAAP)	166,594	173,952	(7,358)	(4.2)
Depreciation and amortization (GAAP)	378,949	377,763	1,186	0.3
EBITDA (Non-GAAP)	$1,408,519	$1,468,282	$(59,763)	(4.1)%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	(2,571)	—	(2,571)	NM
Impact of restructuring and transformational project costs (2)	25,302	47,440	(22,138)	(46.7)
Impact of acquisition-related costs (3)	6,595	21,306	(14,711)	(69.0)
Impact of bad debt reserve adjustments (4)	(4,515)	(13,499)	8,984	66.6
Impact of other non-routine gains and losses (5)	314,878	—	314,878	NM
EBITDA adjusted for Certain Items (Non-GAAP) (6)	$1,748,208	$1,523,529	$224,679	14.7%

(1)	Fiscal 2023 represents an adjustment to a product return allowance, related to COVID-related personal protection equipment inventory.
(2)
Fiscal 2023 and fiscal 2022 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(3)	Fiscal 2023 and fiscal 2022 include acquisition and due diligence costs.
(4)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)
Fiscal 2023 primarily represents a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer.

(6)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $8 million and $3 million or non-cash stock compensation expense of $52 million and $60 million for fiscal 2023 and fiscal 2022, respectively.
NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Thousands)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Dec. 31, 2022
Current Maturities of long-term debt	$702,067
Long-term debt	10,349,913
Total Debt	11,051,980
Cash & Cash Equivalents	(500,340)
Net Debt	$10,551,640

Adjusted EBITDA for the previous 12 months	$3,552,029

Debt/Adjusted EBITDA Ratio	3.1
Net Debt/Adjusted EBITDA Ratio	3.0